UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 8, 2011 (June 3, 2011)
PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, Suite 1530,
Bethesda, Maryland	20814

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 507-1300
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On June 3, 2011, Pebblebrook Hotel Trust (the “ Company”), as parent guarantor, Pebblebrook Hotel, L.P., as borrower (the “ Borrower”), and certain indirect subsidiaries of the Company entered into a $200,000,000, three-year, unsecured revolving credit agreement (the “ Credit Agreement”) with Bank of America, N.A., as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and book runner, US Bank National Association, as syndication agent, and Raymond James Bank, FSB, as documentation agent, and Bank of America, N.A., US Bank National Association, Raymond James Bank, FSB, Citibank, N.A., Credit Agricole Corporate and Investment Bank, PNC Bank, National Association, Royal Bank of Canada, Regions Bank, Wells Fargo Bank, National Association and Capital One, N.A. (Successor by merger to Chevy Chase Bank, F.S.B.), as lenders (collectively, the “ Lenders”), to amend and restate in its entirety that certain credit agreement dated as of July 8, 2010 among the Company, the Borrower, certain of the Lenders and others (the “Original Credit Agreement”). Subject to certain terms and conditions set forth in the Credit Agreement, the Borrower may increase the original principal amount of the Credit Agreement by an additional $200,000,000 and extend the maturity date by one additional year. Pursuant to the Credit Agreement, the Company and certain indirect subsidiaries of the Company guarantee to the Lenders all of the obligations of the Borrower and each other guarantor under the Credit Agreement, any notes and the other loan documents, including any obligations under hedging arrangements. From time to time, the Borrower may be required to cause additional subsidiaries to become guarantors under the Credit Agreement.
Subject also to financial covenants and other restrictions referenced below, availability under the Credit Agreement is based in part on (i) the aggregate commitments of all the Lenders and (ii) a ratio of net operating income from qualifying unencumbered borrowing base properties (subject to certain limitations and other deductions) to the annual debt service on all of the Company’s and its subsidiaries’ unsecured indebtedness assuming a 25-year amortization schedule and an interest rate equal to the greater of (x) 7% and (y) the ten-year Treasury Constant Maturities rate plus 3%. As of June 3, 2011, the Company expects seven properties to become unencumbered borrowing base properties under the Credit Agreement: Sheraton Delfina Santa Monica, Sir Francis Drake Hotel, The Grand Hotel Minneapolis, Westin Gaslamp Quarter, Mondrian Los Angeles, Viceroy Miami, and Hotel Monaco Seattle. The W Boston, previously reported as a probable acquisition by the Company, is expected to become an unencumbered borrowing base property if the acquisition is completed. The above-named properties will be deemed to have been approved by each Lender as unencumbered borrowing base properties under the Credit Agreement unless such Lender objects on or before June 17, 2011. As a result there can be no assurance as to whether all the above-named properties will be approved as unencumbered borrowing base properties.
The Credit Agreement provides for revolving credit loans to the Company. All borrowings under the Credit Agreement will bear interest at a rate per annum equal to, at the option of the Company, (i) the greatest of (A) the weighted-average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, plus 0.50% and a margin that fluctuates based upon the Company’s leverage ratio, (B) the rate of interest as publicly announced from time to time by Bank of America, N.A. as its prime rate plus a margin that fluctuates based on the Company’s leverage ratio or (C) the Eurodollar Rate (as defined in the Credit Agreement) for a one-month interest period plus 1% and a margin that fluctuates based upon the Company’s leverage ratio or (ii) the Eurodollar Rate (as defined in the Credit Agreement) plus a margin that fluctuates based upon the Company’s leverage ratio. The Credit Agreement also permits the issuance of letters of credit and provides for swingline loans. Letters of credit will bear interest at a rate equal to the Eurodollar Rate plus a margin that fluctuates based upon the Company’s leverage ratio. Swingline loans will bear interest at a rate equal to the Base Rate (as defined in the Credit Agreement) plus a margin that fluctuates based on the Company’s leverage ratio. The margins range in amount from 2.50% to 3.50% for Eurodollar Rate loans and letters of credit and 1.50% to 2.50% for Base Rate loans and swingline loans, depending on the Company’s leverage ratio.
The Credit Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type, including a maximum leverage ratio, a minimum fixed charge coverage ratio and minimum net worth financial covenants, limitations on liens, incurrence of debt, investments, mergers and asset dispositions, covenants to preserve corporate existence and comply with laws, covenants on the use of proceeds of the credit facility and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the Credit Agreement could result in all loans and other obligations becoming immediately due and payable and the credit facility being terminated and allow the Lenders to exercise all rights and remedies available to them with respect to the collateral.
As of June 3, 2011, the Company had no borrowings outstanding under the Credit Agreement. As of that date, the Eurodollar Rate was 0.19%.
Several of the Lenders and their affiliates have provided, and they and other Lenders and their affiliates may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for the Company from time to time for which they have received, and may in the future receive, customary fees and expenses.
The foregoing description of the Credit Agreement is not complete. A copy of the Credit Agreement will be filed with the Securities and Exchange Commission as an exhibit to a subsequent report of the Company.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
On June 3, 2011, the Company issued a press release announcing that it had entered into a $200 million unsecured revolving credit facility. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Exhibit Description
99.1	Press release announcing the $200 million unsecured revolving credit facility.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST
June 8, 2011	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press release announcing the $200 million unsecured revolving credit facility.